MAYNARD OIL COMPANY

                                  Press Release


FOR IMMEDIATE                                   For further information contact:
RELEASE                                         Glenn R. Moore
                                                President
                                                Maynard Oil Company
                                                8080 North Central Expressway
                                                Suite 660
                                                Dallas, Texas 75206
                                                (214) 891-8466

MAYNARD OIL COMPANY TO EXPLORE STRATEGIC ALTERNATIVES

         Dallas, Texas, July 23, 2001. Maynard Oil Company (Nasdaq: MOIL) reported that it is exploring strategic alternatives, including a potential merger or sale of the Company.

         The Company has retained William Blair & Company as its financial advisor and McDermott, Will & Emery as its legal counsel to assist the Board in evaluating the Company's strategic alternatives.

         Maynard Oil Company is engaged in the exploration, development and production of oil and natural gas in the United States. The Company's common stock is traded over the counter under the Nasdaq symbol MOIL.